                            FORM OF MONTHLY STATEMENT
                            CAPITAL ONE MASTER TRUST
                                  SERIES 1993-4

     Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), between Capital One Bank (as successor to Signet Bank/Virginia), and The Bank of New York, as trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of June 15, 1998, and with respect to the performance of the Trust during the month May, 1998 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

A) Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

   1)The total amount of the  distribution  to Class A  Certificateholders  on
     June 15, 1998 per $1,000 Original Principal Amount                                                             5.0859375041
                                                                                                         ------------------------

   2)The amount of the  distribution set forth in paragraph 1 above in respect
     of interest on the Class A Certificates, per $1,000 Original Principal Amount                                  5.0859375041
                                                                                                         ------------------------

   3)The amount of the  distribution set forth in paragraph 1 above in respect
     of principal of the Class A Certificates, per $1,000 Original Principal Amount                                 0.0000000000
                                                                                                         ------------------------

B) Class A Investor Charge Off's and Reimbursement of Charge Off's

   1)The amount of Class A Investor Charge Off's                                                                            0.00
                                                                                                         ------------------------

   2)The amount of Class A Investor  Charge  Off's set forth in  paragraph  1
     above, per $1,000 Original Principal Amount                                                                    0.0000000000
                                                                                                         ------------------------

   3)The total amount reimbursed to the Trust in respect of Class A Investor Charge Off's                                   0.00
                                                                                                         ------------------------

   4)The amount set forth in paragraph 3 above, per $1,000 Original  Principal
     Amount (which will have the effect of increasing, pro rata, the amount of each Series 1993-4 Investor Certificateholder's
     Investment)                                                                                                    0.0000000000
                                                                                                         ------------------------

   5)The amount,  if any, by which the  outstanding  principal  balance of the
     Class A Certificates exceeds the Class A Invested Amount after giving effect
     to all transactions on such Distribution Date                                                                          0.00
                                                                                                         ------------------------

C) Information Regarding Distributions to the Class B Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

   1)The total amount of the  distribution  to Class B  Certificateholders  on
     June 15, 1998 per $1,000 Original Principal Amount.                                                            4.8333332967
                                                                                                         ------------------------



   2)The amount of the  distribution set forth in paragraph 1 above in respect
     of interest on the Class B Certificates, per $1,000 Original Principal Amount.                                 4.8333332967
                                                                                                         ------------------------

   3)The amount of the  distribution set forth in paragraph 1 above in respect
     of principal of the Class B Certificates, per $1,000 Original Principal Amount.                                0.0000000000
                                                                                                         ------------------------

D) Class B Investor Charge Off's and Reimbursement of Charge Off's

   1)The amount of Class B Investor Charge Off's                                                                            0.00
                                                                                                         ------------------------

   2)The  amount of Class B Investor  Charge  Off's set forth in  paragraph  1
     above, per $1,000 Original Principal Amount                                                                    0.0000000000
                                                                                                         ------------------------

   3)The total amount reimbursed to the Trust in respect of Class B Investor Charge Off's                                   0.00
                                                                                                         ------------------------

   4)The amount set forth in paragraph 3 above, per $1,000 Original  Principal
     Amount (which will have the effect of increasing, pro rata, the amount of each Series 1993-4 Investor Certificateholder's
     Investment)                                                                                                    0.0000000000
                                                                                                         ------------------------

   5)The amount,  if any, by which the  outstanding  principal  balance of the
     Class B Certificates exceeds the Class B Invested Amount after giving effect
     to all transactions on such Distribution Date                                                                          0.00
                                                                                                         ------------------------


                             CAPITAL ONE BANK
                             as Servicer


                             By :     /s/ Douglas C.H.Adamson
                                      -----------------------
                             Name :   Douglas C.H. Adamson
                             Title :  Securitization Manager